Exhibit 99.1

SECTOR 5 DIGITAL, LLC

FINANCIAL STATEMENTS

YEARS ENDED

DECEMBER 31, 2021 AND 2020

SECTOR 5 DIGITAL, LLC

INDEPENDENT AUDITOR’S REPORT

To the Stockholders and Board of Directors

Sector 5 Digital, LLC

Opinion

We have audited the accompanying financial statements of Sector 5 Digital, LLC (a Texas limited liability company) which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of operations, members’ equity and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sector 5 Digital, LLC as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Sector 5 Digital, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Sector 5 Digital, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

1

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Sector 5 Digital, LLC’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Sector 5 Digital, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

New York, New York

March 22, 2022

2

SECTOR 5 DIGITAL, LLC

Balance Sheets

December 31, 2021 and 2020

	2021	2020
Assets

Current Assets
Cash and cash equivalents	$798,220	$1,081,549
Accounts receivable	375,010	381,420
Contract assets (costs in excess of billings)	688
Prepaid expenses and other current assets	36,989	29,310
Total Current Assets	1,210,907	1,492,279
Property and equipment, net	153,520	204,741

Other assets
Security deposits and other assets	9,246	9,246
Total Assets	$1,373,673	$1,706,266

Liabilities and Members’ Equity

Current Liabilities
Accounts payable and accrued expenses	$113,840	$67,940
Contract liabilities (billings in excess of costs)	459,864	736,538
Sales tax payable	50,280	37,548
Capital lease payable	8,505	10,761
Total Current Liabilities	632,489	852,787

Long-Term Liabilities
Paycheck Protection Program loan		434,400
Total Liabilities	632,489	1,287,187

Commitments and Contingencies

Members’ Equity	741,184	419,079
Total Liabilities and Members’ Equity	$1,373,673	$1,706,266

See accompanying notes to financial statements.

3

SECTOR 5 DIGITAL, LLC

Statements of Operations

Years Ended December 31, 2021 and 2020

	2021	2020
Revenue, net	$3,910,916	$2,464,273
Costs of services	1,460,043	838,788
Gross Profit	2,450,873	1,625,485

Operating Expenses
Research and development expenses	912,386	783,879
General and administrative expenses	977,057	963,653
Sales and marketing expense	568,805	557,948
Total Operating Expenses	2,458,248	2,305,480

Loss from Operations Before Other Income (Expense)	(7,375)	(679,995)

Other Income (Expense)
Forgiveness of Paycheck Protection Program loans	889,598
Grant income	50,000
Other income(expense), net	138	(957)
Total Other Income (Expense), net	939,736	(957)

Net Income (Loss)	$932,361	($680,952)

See accompanying notes to financial statements.

4

SECTOR 5 DIGITAL, LLC

Statement of Changes in Members’ Equity

Years Ended December 31, 2021 and 2020

	2021	2020
Balance, beginning	$419,079	$1,257,430

Members’ distributions	(610,256)	(157,399)

Net Income (Loss)	932,361	(680,952)

Balance, ending	$741,184	$419,079

See accompanying notes to financial statements.

5

SECTOR 5 DIGITAL, LLC

Statements of Cash Flows

Years Ended December 31, 2021 and 2020

	2021	2020
Cash Flows from Operating Activities
Net income (loss)	$932,361	$(680,952)

Adjustments to Reconcile Net Income (Loss) to
Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	111,070	103,669
Forgiveness of Paycheck Protection Program loans	(889,598)

Changes in Operating Assets and Liabilities
Accounts receivable	6,410	1,105,478
Contact assets (costs in excess of billings)	(688)	7,668
Prepaid expenses and other current assets	(7,679)	(15,197)
Accounts payable and accrued expenses	45,900	(76,283)
Contract liabilities (billings in excess of costs)	(276,674)	(304,693)
Sales tax payable	12,732	(98,491)
Net Cash Provided by (Used in) Operating Activities	(66,166)	41,199

Cash Flows from Investing Activity
Acquisition of property and equipment	(59,849)	(9,609)
Net Cash Used in Investing Activity	(59,849)	(9,609)

Cash Flows from Financing Activities
Proceeds from Paycheck Protection Program loan	455,198	434,400
Payments for lease payable	(2,256)	(9,255)
Members’ distributions	(610,256)	(157,399)
Net Cash Provided by (Used in) Financing Activities	(157,314)	267,746

Net Increase (Decrease) in Cash and Cash Equivalents	(283,329)	299,336

Cash and Cash Equivalents – beginning	1,081,549	782,213

Cash and Cash Equivalents – ending	$798,220	$1,081,549

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$1,508	$2,000

See accompanying notes to financial statements.

6

SECTOR 5 DIGITAL, LLC

Notes to Financial Statements

For the Years Ended December 31, 2021 and 2020

1.	Description of Business	Sector 5 Digital, LLC (“Sector 5”) is a virtual (VR) and augmented (AR) reality company, which assists customers with innovative digital content for marketing, communications, sales, entertainment, conferences, virtual events, training and simulation. Sector 5 combines innovative storytelling with emerging technologies for industry leading organizations.

Profits, losses and distributions are allocated to members as provided for in the member agreement.

As a limited liability company, the members are not liable for the debts, obligations, or liabilities of Sector 5, whether arising in contract, tort, or otherwise, unless the member has signed a specific guarantee.

2.	Summary of Significant Accounting Policies

Use of Accounting
Estimates	The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the accompanying financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The principal estimates relate to the determination of the allowance for doubtful accounts, and the valuation of common stock, stock options, cost of services and the valuation of the percentage of completion to determine revenue.

Cash and Cash Equivalents	Cash and cash equivalents consist of cash and deposits in bank checking accounts or money market funds with immediate access.

Revenue Recognition

Nature of Revenues	The Company reports its revenues in two categories:

●	Software Services: Virtual and Augmented Reality projects, solutions and consulting services.
●	Other revenues (including equipment sales and rental services)

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, (“ASC 606”).

7

SECTOR 5 DIGITAL, LLC

Notes to Financial Statements

For the Years Ended December 31, 2021 and 2020

2.	Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

Nature of Revenues
(Continued)	Under the standard, revenue is recognized as performance obligations are satisfied over time, with the percentage completion generally measured as the percentage of costs incurred to total estimated costs for such performance obligation.

The Company applies the following steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;
●	identify the performance obligations in the contract;
●	determine the transaction price;
●	allocate the transaction price to performance obligations in the contract;
●	recognize revenue as the performance obligation is satisfied;
●	determine that collection is reasonably assured

Revenue is recognized when the Company satisfies its performance obligation and collection is reasonably assured. A performance obligation is a promise in a contract to transfer a distinct product or service to a customer. Most of the Company’s contracts have a single performance obligation, as the promise to transfer products or services is not separately identifiable from other promises in the contract and, therefore, not distinct.

The Sale of Customized Project Solutions – Revenue for custom project solutions (projects whereby, the development of the custom project leads to an identifiable asset with no alternative use to the Company, and, in which, the Company also has an enforceable right to payment under the contract), are recognized based on the percentage of completion using an input model with a master budget of man-hours and other project costs. At the end of each reporting period, the Company reviews its estimated budgeted time to completion and adjusts the percentage of completion accordingly.

Other revenue such as support, maintenance, and equipment and rental sales is either invoiced monthly based on hourly fees at predetermined rates based on each customer contract or invoiced upon shipment.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or providing services. As such, revenue is recorded net of returns, allowances, customer discounts, and incentives. Sales taxes and other taxes are excluded from revenues.

8

SECTOR 5 DIGITAL, LLC

Notes to Financial Statements

For the Years Ended December 31, 2021 and 2020

2.	Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

Contract Balances	Timing of revenue recognition may differ from the timing of invoicing to customers. The Company records a contract asset (costs in excess of billings) when revenue is recognized prior to invoicing, or a contract liability (billings in excess of costs) when revenue is recognized subsequent to invoicing.

The Company anticipates that substantially all costs incurred for uncompleted contracts as of December 31, 2021 will be billed and collected within one year.

The following table shows the reconciliation of the costs in excess of billings and billings on excess of costs:

	2021	2020
Cost incurred on uncompleted contracts	$425,704	$219,665
Estimated earnings	654,799	333,606
Earned revenue	1,080,503	553,271
Less billings to date	1,536,679	1,289,809
Billings in excess of costs, net	$(459,176)	$(736,538)

Balance Sheet Classification
Contract assets: costs and estimated earnings in excess of billings on uncompleted contracts	$688
Contract liabilities: billings in excess of costs and estimated earnings on uncompleted contracts	(459,864)	$(736,538)

Billings in excess of costs, net	$(459,176)	$(736,538)

Cost of Revenue	Cost of revenue includes: direct labor, outside direct labor, and other costs directly incurred to support revenue generation.

Unfulfilled Performance
Obligations	Unfulfilled performance obligations represent amounts expected to be earned on executed contracts. As of December 31, 2021, the Company had approximately $460,000 in unfulfilled performance obligations. The Company expects to satisfy approximately 100% of the performance obligations within one year.

Significant Judgements	The Company’s contracts with customers may include promises to transfer multiple products/services. Determining whether products/services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment. Further, judgment may be required to determine the standalone selling price for each distinct performance obligation and to determine the Company’s expected costs to complete a project in process at each reporting period in computing each uncompleted project’s percentage-of-completion.

9

SECTOR 5 DIGITAL, LLC

Notes to Financial Statements

For the Years Ended December 31, 2021 and 2020

2.	Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

Disaggregation of
Revenue	The Company generated revenue for the years ended December 31, 2021 and 2020 by delivering: (i) customized project solutions, consisting primarily of VR/AR projects, solutions and consulting services.

The following is a disaggregation of the Company’s revenue by major source for the years ended December 31, 2021 and 2020:

	For the Years Ended
	December 31,
	2021	2020
Customized project solutions	$3,896,311	$2,304,448
Other revenue	14,605	159,825
Total Revenue	$3,910,916	$2,464,273

Substantially all Company revenue is recognized over time.

Accounts Receivable	Accounts receivable consists primarily of amounts due from customers under normal trade terms (30-60 days). Allowances for uncollectible accounts are provided for based upon a variety of factors, including historical amounts written-off, an evaluation of current economic conditions, and assessment of customer collectability. As of December 31, 2021 and 2020 no allowance for doubtful accounts was recorded as all amounts were considered collectible.

Customer Concentration and Credit Risk	Three customers accounted for approximately 73.3% and 84.7% of the Company’s total gross revenues during the year ended December 31, 2021 and 2020, respectively, of which one customer accounted for 35.1% and 49.9% of total gross revenues during the years ended December 31, 2021 and 2020, respectively.

Three customers accounted for 96% of the Company accounts receivable at December 31, 2021. One customer accounted for approximately 89.4% of the Company’s accounts receivable at December 31, 2020.

The Company maintains cash in accounts that, at times, may be in excess of the Federal Deposit Insurance Corporation limit. The Company has not experienced any losses on such accounts.

10

SECTOR 5 DIGITAL, LLC

Notes to Financial Statements

For the Years Ended December 31, 2021 and 2020

2.	Summary of Significant Accounting Policies (Continued)

Property and Equipment	Property and equipment are carried at cost. Depreciation is being provided by the straight-line method over the estimated useful lives of the assets, generally 3 to 7 years (See Note 3). Leasehold improvements are amortized over the shorter of the assets useful life or the remaining term of the lease. Maintenance and repairs are charged to expense as incurred, while major renewals and betterments are capitalized.

When assets are retired or otherwise disposed of, the cost of assets disposed of and the related accumulated depreciation/amortization is removed from the accounts and any resulting gain or loss is included in the statements of operations in the period of disposal. Expenditures for repairs and maintenance are charged to expense as incurred.

The Company assesses the recoverability of property and equipment whenever events or changes in circumstances indicate that their carrying value may not be recoverable. There was no impairment of property or equipment for the years presented.

Research and
Development Costs	Research and development expenses are expensed as incurred, and include payroll, and employee benefits. Research and development expenses also include third-party development and programming costs. Given the emerging industry and uncertain market environment the Company operates in, research and development costs are not capitalized.

Advertising Costs	Advertising costs are charged to expense in the period incurred. Advertising costs amounted to approximately $8,000 and $16,000 for the years ended December 31, 2021 and 2020, respectively.

Income Taxes	As a limited liability company, the Company does not pay federal or state income taxes on its taxable income. Instead, taxable profits or losses are passed through to the individual members, and income taxes are paid directly by the members.

FASB ASC Topic 740, Income Taxes, or ASC 740, clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, there are no significant uncertain tax positions requiring recognition in the Company’s financial statements.

11

SECTOR 5 DIGITAL, LLC

Notes to Financial Statements

For the Years Ended December 31, 2021 and 2020

2.	Summary of Significant Accounting Policies (Continued)

Income Taxes
(Continued)	The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in material changes to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest for the years ended December 31, 2021 and 2020. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Recently Issued Pronouncements

Leases	In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (ASC 842). The amendments under this pronouncement change the way all leases with durations of one year or more are treated. Under this guidance, lessees are required to capitalize virtually all leases on the balance sheet as a right-of-use asset and an associated financing lease liability or capital lease liability. The right-of-use asset represents the lessee’s right to use, or control the use of, a specified asset for the specified lease term. The lease liability represents the lessee’s obligation to make lease payments arising from the lease, measured on a discounted basis. Based on certain characteristics, leases are classified as financing leases or operating leases. Financing lease liabilities, those that contain provisions similar to capitalized leases, are amortized in the same manner as capital leases are amortized under current accounting rules, as amortization expense and interest expense in the statement of operations. Operating lease liabilities are amortized on a straight-line basis over the life of the lease as lease expense in the statement of operations. The Company will adopt this standard on January 1, 2022 using the retrospective method. The adoption of the new standard is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Financial Instruments –
Credit Losses	In June 2016, the FASB issued a new standard to replace the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates (ASC 326). The Company will be required to use a forward-looking expected credit loss model for accounts receivable, loans, and other financial instruments. Credit losses relating to available-for-sale debt securities, if any, will also be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities The Company does not expect to adopt this standard prior to January 1, 2023. The Company is currently evaluating the impact of this standard on its financial statements.

Subsequent Events	In accordance with FASB ASC 855, Subsequent Events, the Company has evaluated events through March 22, 2022, the date on which these financial statements were available to be issued. Except for the transactions disclosed in Notes 5 and 6, there were no material subsequent events that required recognition or additional disclosure in the financial statements.

12

SECTOR 5 DIGITAL, LLC

Notes to Financial Statements

For the Years Ended December 31, 2021 and 2020

3.	Property and Equipment Property and equipment consist of:

As of December 31,	2021	2020
Computer and office equipment	$504,985	$445,136
Furniture and fixtures	63,128	63,128
Leasehold improvements	25,917	25,917
	594,030	534,181

Less accumulated depreciation and amortization	(440,510)	(329,440)

	$153,520	$204,741

Depreciation and amortization expense was $111,070 and $103,669 during the years ended December 31, 2021 and 2020, respectively.

4.	Credit Facilities

SBA Paycheck Protection
Program Loans	In May 2020, the Company received a Paycheck Protection Program loan (“PPP1”) from the Small Business Administration (“SBA”) in the amount of $434,400. The Company utilized the PPP 1 loan proceeds in full towards payroll and rent in accordance with the SBA guidelines. Pursuant to SBA guidelines, the Company’s PPP1 loan was fully forgiven in May 2021.

In January 2021, the Company received a second Paycheck Protection Program loan (“PPP2”) in the amount of $455,198. Similar to the PPP1 loan, the Company utilized the loan proceeds in full toward payroll and rent in accordance with SBA guidelines. Pursuant to SBA guidelines, the Company’s PPP2 loan was fully forgiven in October 2021.

Capital Lease Payable	The Company has a capital lease for the purchase of equipment in the original amount of approximately $25,000. The lease matures in 2022. Interest expense under the capital lease was approximately $1,500 and $2,000 during the years ended December 31, 2021 and 2020, respectively.

5.	Commitments and Contingencies

Leases	The Company’s office facility is leased under an operating lease which expired February, 2022. The lease required the Company to pay a pro-rata share of common area maintenance, insurance and real estate taxes.

The future aggregate minimum rental commitments under the non-cancelable operating lease as of December 31, 2021, are as follows:

Years Ending December 31,
2022	$16,079

13

SECTOR 5 DIGITAL, LLC

Notes to Financial Statements

For the Years Ended December 31, 2021 and 2020

5.	Commitments and Contingencies (Continued)

Leases (Continued)	In 2022, the Company renewed its operating lease for its office facility. The new lease also requires the Company to pay a pro-rata share of common area maintenance, insurance and real estate taxes.

The future aggregate minimum rental commitments under the non-cancelable operating lease (including common area maintenance) are as follows:

Years Ending December 31,
2022	$92,916
2023	113,911
2024	116,877
2025	19,562
Total minimum lease payments	$343,266

Rent expense amounted to approximately $124,000 and $122,000 for the years ended December 31, 2021 and 2020, respectively.

Employee Retirement
Plan	The Company maintains a defined contribution plan for all eligible full-time employees. Employees may make regular contributions of their compensation each plan year through payroll deductions, subject to the plan and Internal Revenue Code 401(K) limitations. The Company makes matching 401(K) contributions as per the plan agreement.

The Company is also able to make discretionary profit-sharing contributions. During 2021 and 2020 the Company did not make any profit-sharing contributions.

Total defined contribution plan expense was approximately $36,000 and $35,000 for the years ended December 31, 2021 and 2020, respectively.

Contingencies	In the normal course of business, the Company may be named in lawsuits in conjunction with its customers. In 2019, the Company was advised that one of its customers was named in a lawsuit for a breach of contract, trade secret misappropriation, and patent infringement. The complaint implicates that the product in question was developed by the Company for its customer. The Company’s customer is defending these claims. Further, the Company has not been named in the lawsuit. Currently, neither the amount of liability, if any, from these proceedings nor a range of such amounts can be presently estimated. However, management believes that the resolution of these matters, both in the aggregate and individually, will not have a material adverse impact on the Company’s financial position, results of operations, and cash flows.

COVID-19	The Company’s business and operations have been adversely affected by the COVID-19 pandemic, as have the markets in which the Company’s customers operate. The COVID-19 pandemic has caused and continues to cause significant business and financial market disruption worldwide and there is significant uncertainty around the duration of this disruption and its ongoing effects on the Company’s business. This has primarily manifested itself in prolonged sales cycles.

14

SECTOR 5 DIGITAL, LLC

Notes to Financial Statements

For the Years Ended December 31, 2021 and 2020

5.	Commitments and Contingencies (Continued)

COVID-19 (Continued)	The Company has required substantially all of its employees to work remotely to minimize the risk of the virus. While working remotely has proven to be effective to this point, it may eventually inhibit the Company’s ability to operate its business effectively.

The Company continues to closely monitor the situation and the effects on its business and operations. The Company does not yet know the full extent of potential impacts on its business and operations. Given the uncertainty, the Company cannot reasonably estimate the impact on its future results of operations, cash flows or financial condition.

6.	Subsequent Events

Acquisition of the
Company	On February 1, 2022, the Company, was purchased by The Glimpse Group, Inc. (“Glimpse”), a public company traded on NASDAQ.

The transaction’s total potential sales price is $27.0 million, with an initial payment of $8.0 million upon closing, consisting of $4.0 million in cash and $4.0 million of Glimpse’s common stock (approximately 0.28 million shares). Future potential purchase price considerations, up to $19.0 million, are based on the Company’s achievement of revenue growth milestones in the three years post-closing, the payment of which shall be made up to $2 million in cash and the remainder in common shares of Glimpse, priced at the date of the future potential share issuance.

15